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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2001, except as to the fourth paragraph of Note 9 which is as of February 28, 2002, relating to the financial statements and financial statement schedule of Pediatrix Medical Group, Inc., which appears in Pediatrix Medical Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PriceWaterhouseCoopers LLP

Fort Lauderdale, Florida
November 11, 2002